ACXIOM ANNOUNCES FIRST QUARTER RESULTS

First Quarter Revenue Increases 7%

LiveRamp Top-Line Grows 34% - Segment Margin Reaches a Record 15%

IPG AMS Deal on Track to Close in Third Fiscal Quarter

Repurchases 1.9 Million Shares in the Quarter

CONWAY, Ark., August 9, 2018-Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its first quarter ended June 30, 2018.

First Quarter Financial Highlights

•	Revenue: Total revenue was $227 million, up 7% compared to the first quarter of last year.

•	Operating Income (Loss): GAAP operating loss was $6 million compared to an operating loss of $6 million in the prior year. Non-GAAP operating income improved 29% to $29 million.

•
Earnings (Loss) per Share: GAAP loss per share was $0.04 compared to a loss per share of $0.02 in the prior year. Non-GAAP diluted earnings per share were $0.24 compared to $0.14 a year ago. Current period results include a $0.02 GAAP and non-GAAP benefit associated with the adoption of ASC 606.

•	Operating Cash Flow: Operating cash flow was $17 million, up from $5 million in the prior year.

•	Free Cash Flow to Equity: Free cash flow to equity was $8 million, up from negative $6 million in the prior year.

Segment Results
$M

LiveRamp™	Q119	Q118	Y/Y Ä
Revenue	$ 62	$ 47	34%
Gross Profit	$ 44	$ 28	57%
Gross Margin	71%	60%	1,040 bps
Segment Operating Income (Loss)	$ 9	($0)	NM
Segment Margin	15%	(0%)	1,490 bps

Acxiom Marketing Solutions	Q119	Q118	Y/Y Ä
Revenue	$ 165	$ 166	(1%)
Gross Profit	$ 73	$ 78	(6%)
Gross Margin	44%	47%	(250 bps)
Segment Operating Income	$ 47	$ 48	(2%)
Segment Margin	29%	29%	(40 bps)

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules attached to this press release.

“This is an inflection point for our Company. The first quarter was another strong performance for both AMS and LiveRamp,” said Acxiom CEO Scott Howe. “We look forward to finalizing the IPG transaction and to the emergence of LiveRamp as a pure-play public SaaS platform.”

Recent Business Highlights

•	On July 2nd, Acxiom entered into a definitive agreement to sell Acxiom Marketing Solutions to Interpublic Group for $2.3 billion.

◦	The combination of IPG and AMS creates an industry powerhouse for data-driven marketing.

◦	The Company expects to realize approximately $1.7 billion in net cash proceeds, after taxes and fees, and intends to return up to $1 billion to shareholders.

◦	The transaction is expected to close in the third fiscal quarter, subject to Acxiom shareholder approval and other customary closing conditions.

◦	Following the transaction close, the Company will be renamed LiveRamp and, shortly thereafter, begin trading its common stock under the new ticker symbol “RAMP.”

•
LiveRamp added approximately 30 new direct clients during the quarter and added several new partner integrations. On a direct basis, LiveRamp now works with more than 600 clients worldwide and serves hundreds of additional brands through its expansive ecosystem of partners and resellers.

•
LiveRamp and Adobe are partnering to integrate LiveRamp’s IdentityLink™ for TV solution across Adobe Advertising Cloud and Adobe Audience Manager. The partnership enables advertisers to engage in addressable TV advertising using the same first- or third-party audiences they already deploy through Adobe, while unlocking household level insight.

•	Acxiom Marketing Solutions posted another strong bookings quarter, driven by six new logo wins and two key renewals.

•
Acxiom repurchased 1.9 million shares for approximately $46 million during the first quarter. Since the inception of its share repurchase program in August 2011, Acxiom has repurchased a total of 22 million shares for $420 million.

Financial Outlook

Non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, restructuring charges and business separation costs.

The Company does not intend to update its existing guidance until the pending IPG AMS transaction is complete.

Therefore, for fiscal 2019, the Company reaffirms its previously issued guidance and continues to expect:

•	Total revenue of between $935 million and $955 million.

•	GAAP loss per share of between $0.23 and $0.18.

•	Non-GAAP diluted earnings per share of between $0.90 and $0.95.

Conference Call

Acxiom will hold a conference call at 3:30 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world’s best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for nearly 50 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom Corporation. For more information, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the proposed sale of Acxiom Marketing Solutions to Interpublic Group is not completed; the possibility of business disruption associated with the proposed sale; the possibility that the expected revenue from the divisions may not be realized within the expected timeframe;
the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility the European General Data Protection Regulation, which became effective May 25, 2018, will make it more difficult and/or costly for us to do business in the EU; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A. RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2018, which was filed with the Securities and Exchange Commission on May 25, 2018 and the discussion under the caption “Item 1A. RISK FACTORS” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the Securities and Exchange Commission today.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

For more information, contact:
Lauren Dillard
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

Acxiom, LiveRamp, IdentityLink, InfoBase and all other Acxiom marks contained herein are trademarks or service marks of Acxiom Corporation. All other marks are the property of their respective owners.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	June 30,
			$	%
	2018	2017	Variance	Variance

Revenues	226,960	212,514	14,446	6.8%

Cost of revenue	117,271	113,960	3,311	2.9%
Gross profit	109,689	98,554	11,135	11.3%
% Gross margin	48.3%	46.4%

Operating expenses:
Research and development	24,536	23,563	973	4.1%
Sales and marketing	54,850	48,440	6,410	13.2%
General and administrative	34,718	32,356	2,362	7.3%
Gains, losses and other items, net	1,286	(98)	1,384	1,412.2%
Total operating expenses	115,390	104,261	11,129	10.7%

Loss from operations	(5,701)	(5,707)	6	0.1%
% Margin	(2.5)%	(2.7)%
Other income (expense):
Interest expense	(2,838)	(2,342)	(496)	(21.2)%
Other, net	524	(672)	1,196	178.0%
Total other expense	(2,314)	(3,014)	700	23.2%

Loss before income taxes	(8,015)	(8,721)	706	8.1%

Income taxes	(5,000)	(7,421)	2,421	32.6%

Net loss	(3,015)	(1,300)	(1,715)	(131.9)%

Basic loss per share	(0.04)	(0.02)	(0.02)	(100.0)%

Diluted loss per share	(0.04)	(0.02)	(0.02)	(100.0)%

Basic weighted average shares	76,935	78,672

Diluted weighted average shares	76,935	78,672

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	June 30,
	2018	2017
Loss before income taxes	(8,015)	(8,721)
Income taxes	(5,000)	(7,421)
Net loss	(3,015)	(1,300)
Loss per share:

Basic	(0.04)	(0.02)
Diluted	(0.04)	(0.02)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	6,054	5,966
Non-cash stock compensation (cost of revenue and operating expenses)	20,360	15,031
Restructuring and merger charges (gains, losses, and other)	1,286	(98)
Separation and transformation costs (general and administrative)	6,822	7,119
Total excluded items	34,522	28,018

Income before income taxes
and excluding items	26,507	19,297
Income taxes (2)	7,467	7,720
Non-GAAP net earnings	19,040	11,577

Non-GAAP earnings per share:
Basic	0.25	0.15
Diluted	0.24	0.14

Basic weighted average shares	76,935	78,672

Diluted weighted average shares	79,311	81,440

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 28.2% and 40.0% in the first quarter of fiscal 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items. The rates in the first quarter of fiscal 2019 reflect the impact of the Tax Acts and Jobs Act.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
	2018	2017

Loss from operations	(5,701)	(5,707)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	6,054	5,966
Non-cash stock compensation (cost of revenue and operating expenses)	20,360	15,031
Restructuring and merger charges (gains, losses, and other)	1,286	(98)
Separation and transformation costs (general and administrative)	6,822	7,119

Total excluded items	34,522	28,018

Income from operations before excluded items	28,821	22,311

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
			$	%
	2018	2017	Variance	Variance

Revenues
LiveRamp	62,458	46,757	15,701	33.6%
Acxiom Marketing Solutions	164,502	165,757	(1,255)	(0.8)%
Total operating segment revenues	226,960	212,514	14,446	6.8%

Gross profit
LiveRamp	44,200	28,229	15,971	56.6%
Acxiom Marketing Solutions	73,174	77,864	(4,690)	(6.0)%
Total operating segment gross profit	117,374	106,093	11,281	10.6%

Gross margin %
LiveRamp	70.8%	60.4%
Acxiom Marketing Solutions	44.5%	47.0%
Total operating segment gross margin	51.7%	49.9%

Income (loss) from operations
LiveRamp	9,203	(97)	9,300	9,587.6%
Acxiom Marketing Solutions	47,458	48,374	(916)	(1.9)%
Total operating segment income from operations	56,661	48,277	8,384	17.4%

Operating income (loss) margin %
LiveRamp	14.7%	(0.2)%
Acxiom Marketing Solutions	28.8%	29.2%
Total operating segment operating margin	25.0%	22.7%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,

	2018	2017

Total operating segment gross profit	117,374	106,093

Less:
Purchased intangible asset amortization	6,054	5,966
Non-cash stock compensation	1,631	1,573

Gross profit	109,689	98,554

Total operating segment income from operations	56,661	48,277

Less:
Corporate expenses	27,840	25,966
Purchased intangible asset amortization	6,054	5,966
Non-cash stock compensation	20,360	15,031
Restructuring charges	1,286	(98)
Separation and transformation costs	6,822	7,119

Loss from operations	(5,701)	(5,707)

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30,
	2018	2017

Net loss	(3,015)	(1,300)

Income taxes	(5,000)	(7,421)

Other expense	(2,314)	(3,014)

Loss from operations	(5,701)	(5,707)

Depreciation and amortization	21,529	21,110

EBITDA	15,828	15,403

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	20,360	15,031
Restructuring and merger charges (gains, losses, and other)	1,286	(98)
Separation and transformation costs (general and administrative)	6,822	7,119

Other adjustments	28,468	22,052

Adjusted EBITDA	44,296	37,455

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	$	%
	2018	2018	Variance	Variance

Assets
Current assets:
Cash and cash equivalents	95,099	142,279	(47,180)	(33.2)%
Trade accounts receivable, net	163,767	167,188	(3,421)	(2.0)%
Refundable income taxes	11,761	9,733	2,028	20.8%
Other current assets	40,167	41,145	(978)	(2.4)%
Total current assets	310,794	360,345	(49,551)	(13.8)%

Property and equipment	492,602	491,266	1,336	0.3%
Less - accumulated depreciation and amortization	341,195	334,733	6,462	1.9%
Property and equipment, net	151,407	156,533	(5,126)	(3.3)%

Software, net of accumulated amortization	31,719	34,984	(3,265)	(9.3)%
Goodwill	595,795	595,995	(200)	—%
Purchased software licenses, net of accumulated amortization	6,670	7,703	(1,033)	(13.4)%
Deferred income taxes	11,488	12,225	(737)	(6.0)%
Deferred commissions, net	18,137	—	18,137	—%
Other assets, net	40,958	41,468	(510)	(1.2)%
	1,166,968	1,209,253	(42,285)	(3.5)%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	1,327	1,583	(256)	(16.2)%
Trade accounts payable	47,668	46,688	980	2.1%
Accrued payroll and related expenses	21,939	42,499	(20,560)	(48.4)%
Other accrued expenses	58,938	55,865	3,073	5.5%
Deferred revenue	31,621	31,720	(99)	(0.3)%
Total current liabilities	161,493	178,355	(16,862)	(9.5)%

Long-term debt	227,435	227,837	(402)	(0.2)%

Deferred income taxes	42,258	40,243	2,015	5.0%

Other liabilities	13,726	13,723	3	—%

Stockholders' equity:
Common stock	13,773	13,609	164	1.2%
Additional paid-in capital	1,256,442	1,235,679	20,763	1.7%
Retained earnings	638,043	628,331	9,712	1.5%
Accumulated other comprehensive income	8,899	10,767	(1,868)	(17.3)%
Treasury stock, at cost	(1,195,101)	(1,139,291)	(55,810)	(4.9)%
Total stockholders' equity	722,056	749,095	(27,039)	(3.6)%
	1,166,968	1,209,253	(42,285)	(3.5)%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	(3,015)	(1,300)
Non-cash operating activities:
Depreciation and amortization	21,529	21,110
Loss on disposal or impairment of assets	48	163
Accelerated deferred debt costs	—	720
Deferred income taxes	(1,335)	2,497
Non-cash stock compensation expense	20,360	15,038
Changes in operating assets and liabilities:
Accounts receivable	4,329	11,960
Deferred commissions	(2,939)	—
Other assets	(56)	(3,377)
Accounts payable and other liabilities	(21,704)	(37,073)
Deferred revenue	(33)	(4,787)
Net cash provided by operating activities	17,184	4,951
Cash flows from investing activities:
Capitalized software	(3,606)	(3,388)
Capital expenditures	(4,399)	(6,888)
Data acquisition costs	(179)	(190)
Equity investments	(2,500)	—
Net cash used in investing activities	(10,684)	(10,466)
Cash flows from financing activities:
Proceeds from debt	—	230,000
Payments of debt	(592)	(225,572)
Fees from debt refinancing	(300)	(4,001)
Sale of common stock, net of stock acquired for withholding taxes	(5,928)	(2,539)
Acquisition of treasury stock	(45,766)	—
Net cash used in financing activities	(52,586)	(2,112)
Effect of exchange rate changes on cash	(1,094)	430

Net change in cash and cash equivalents	(47,180)	(7,197)
Cash and cash equivalents at beginning of period	142,279	170,343
Cash and cash equivalents at end of period	95,099	163,146

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,607	2,375
Income taxes	1,100	354

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	06/30/17	09/30/17	12/31/17	03/31/18	FY2018	06/30/18

Net Cash Provided by Operating Activities	4,951	27,810	43,630	35,762	112,153	17,184

Less (plus):
Capitalized software	(3,388)	(3,756)	(3,188)	(3,407)	(13,739)	(3,606)
Capital expenditures	(6,888)	(7,630)	(12,432)	(17,247)	(44,197)	(4,399)
Data acquisition costs	(190)	(233)	(198)	(286)	(907)	(179)
Required debt payments	(572)	(578)	(582)	(588)	(2,320)	(592)
Net cash received in disposition	—	4,000	—	—	4,000	—

Free Cash Flow to Equity	(6,087)	19,613	27,230	14,234	54,990	8,408

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

							Q1 FY19 to Q1 FY18
	06/30/17	09/30/17	12/31/17	03/31/18	FY2018	06/30/18%		$
Revenues	212,514	225,240	234,871	244,781	917,406	226,960	7%	14,446

Cost of revenue	113,960	115,072	115,920	121,484	466,436	117,271	3%	3,311
Gross profit	98,554	110,168	118,951	123,297	450,970	109,689	11%	11,135
% Gross margin	46.4%	48.9%	50.6%	50.4%	49.2%	48.3%

Operating expenses
Research and development	23,563	24,013	23,318	23,979	94,873	24,536	4%	973
Sales and marketing	48,440	50,118	53,730	63,311	215,599	54,850	13%	6,410
General and administrative	32,356	31,924	30,886	28,360	123,526	34,718	7%	2,362
Gains, losses and other items, net	(98)	3,660	(41)	2,852	6,373	1,286	1,412%	1,384
Total operating expenses	104,261	109,715	107,893	118,502	440,371	115,390	11%	11,129

Income (loss) from operations	(5,707)	453	11,058	4,795	10,599	(5,701)	—%	6
% Margin	(2.7)%	0.2%	4.7%	2.0%	1.2%	(2.5)%
Other income (expense)
Interest expense	(2,342)	(2,524)	(2,566)	(2,699)	(10,131)	(2,838)	(21)%	(496)
Other, net	(672)	192	419	302	241	524	178%	1,196
Total other expense	(3,014)	(2,332)	(2,147)	(2,397)	(9,890)	(2,314)	23%	700

Income (loss) before income taxes	(8,721)	(1,879)	8,911	2,398	709	(8,015)	8%	706
Income taxes	(7,421)	1,457	(14,030)	(2,777)	(22,771)	(5,000)	33%	2,421

Net earnings (loss)	(1,300)	(3,336)	22,941	5,175	23,480	(3,015)	(132)%	(1,715)

Diluted earnings (loss) per share	(0.02)	(0.04)	0.28	0.06	0.29	(0.04)	(137)%	(0.02)

Some earnings (loss) per share amounts may not add due to rounding.

Basic shares	78,672	79,235	79,043	78,614	78,891	76,935
Diluted shares	81,440	81,472	81,869	81,282	81,516	76,935

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
							Q1 FY19 to Q1 FY18
	06/30/17	09/30/17	12/31/17	03/31/18	FY2018	06/30/18%		$

Revenues:
LiveRamp	46,757	54,043	59,095	60,231	220,125	62,458	33.6%	15,701
Acxiom Marketing Solutions	165,757	171,198	175,776	184,550	697,281	164,502	(0.8)%	(1,255)
Total operating segment revenues	212,514	225,240	234,871	244,781	917,406	226,960	6.8%	14,446
Gross profit:
LiveRamp	28,229	36,105	40,553	42,679	147,566	44,200	56.6%	15,971
Acxiom Marketing Solutions	77,864	81,828	85,981	89,067	334,739	73,174	(6.0)%	(4,690)
Total operating segment gross profit	106,093	117,932	126,533	131,746	482,305	117,374	10.6%	11,281
Gross margin %:
LiveRamp	60.4%	66.8%	68.6%	70.9%	67.0%	70.8%
Acxiom Marketing Solutions	47.0%	47.8%	48.9%	48.3%	48.0%	44.5%
Total operating segment gross margin	49.9%	52.4%	53.9%	53.8%	52.6%	51.7%
Income (loss) from operations:
LiveRamp	(97)	5,883	9,022	8,128	22,936	9,203	9,587.6%	9,300
Acxiom Marketing Solutions	48,374	51,203	52,962	50,421	202,959	47,458	(1.9)%	(916)
Total operating segment income from operations	48,277	57,086	61,983	58,548	225,895	56,661	17.4%	8,384
Operating income (loss) margin %:
LiveRamp	(0.2)%	10.9%	15.3%	13.5%	10.4%	14.7%
Acxiom Marketing Solutions	29.2%	29.9%	30.1%	27.3%	29.1%	28.8%
Total operating segment operating margin	22.7%	25.3%	26.4%	23.9%	24.6%	25.0%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	06/30/17	09/30/17	12/31/17	03/31/18	FY2018	06/30/18

Earnings (loss) before income taxes	(8,721)	(1,879)	8,911	2,398	709	(8,015)
Income taxes	(7,421)	1,457	(14,030)	(2,777)	(22,771)	(5,000)
Net earnings (loss)	(1,300)	(3,336)	22,941	5,175	23,480	(3,015)

Earnings (loss) per share:

Basic	(0.02)	(0.04)	0.29	0.07	0.30	(0.04)
Diluted	(0.02)	(0.04)	0.28	0.06	0.29	(0.04)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,966	6,021	5,971	5,963	23,920	6,054
Non-cash stock compensation (cost of revenue and operating expenses)	15,031	15,757	15,919	16,527	63,234	20,360
Restructuring and merger charges (gains, losses, and other)	(98)	3,660	(41)	2,852	6,373	1,286
Separation and transformation costs (general and administrative)	7,119	5,442	5,214	3,070	20,846	6,822
Accelerated amortization (cost of revenue)	—	—	—	999	999	—
Total excluded items	28,018	30,880	27,063	29,411	115,372	34,522

Income before income taxes
and excluding items	19,297	29,001	35,974	31,809	116,081	26,507
Income taxes	7,720	11,289	10,704	10,045	39,758	7,467
Non-GAAP net earnings	11,577	17,712	25,270	21,764	76,323	19,040

Non-GAAP earnings per share:
Basic	0.15	0.22	0.32	0.28	0.97	0.25
Diluted	0.14	0.22	0.31	0.27	0.94	0.24

Basic weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935
Diluted weighted average shares	81,440	81,472	81,869	81,282	81,516	79,311

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2019
	Low Range	High Range

Loss before income taxes	(15,500)	(10,000)

Income taxes	3,000	4,500

Net loss	(18,500)	(14,500)

Diluted loss per share	$(0.23)	$(0.18)

Excluded items:
Purchased intangible asset amortization	16,000	16,000
Non-cash stock compensation	84,000	84,000
Gains, losses and other items, net	3,000	3,000
Separation and related costs	16,000	16,000

Total excluded items	119,000	119,000

Income before income taxes and excluding items	103,500	109,000

Income taxes (2)	29,000	30,500

Non-GAAP net earnings	74,500	78,500

Non-GAAP diluted earnings per share	$0.90	$0.95

Basic weighted average shares	81,000	81,000

Diluted weighted average shares	83,000	83,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of approximately 28.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items.

APPENDIX A
ACXIOM CORPORATION
Q1 FISCAL 2019 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•
Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•
Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•
Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•
Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior year, we also incurred expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction analysis and support expenses related to the Company's announced evaluation of strategic options for its Marketing Solutions business. Our criteria for excluding these transaction related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

•
Non-GAAP EPS and Non-GAAP Income from Operations: Our non-GAAP earnings per share and Non-GAAP income from operations reflect adjustments as described above, as well as the related tax effects where applicable.

•
Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•
Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.